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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-165578) of Walter Energy, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-77283) pertaining to Walter Energy, Inc.'s Employee Stock Purchase Plan and Amended 1995 Long-Term Incentive Stock Plan,

  (3)
  Registration Statement (Form S-8 No. 333-83154) pertaining to Walter Energy, Inc.'s Executive Deferred Compensation Plan,

  (4)
  Registration Statement (Form S-8 No. 333-106512) pertaining to Walter Energy, Inc.'s 2002 Long-Term Incentive Award Plan,

  (5)
  Registration Statement (Form S-8 333-114738) pertaining to Walter Energy, Inc.'s Amended and Restated Employee Stock Purchase Plan, and

  (6)
  Registration Statement (Form S-8 No. 333-173336) pertaining to Amended and Restated Western Stock Option Plan, Coal International plc Stock Option Plan and Cambrian Deed of Option Grant for a Certain Employee;

of our report dated February 29, 2012 (except for the effects of the recast adjustments described in Note 3 and the statements of comprehensive income, as to which the date is November 13, 2012), with respect to the consolidated financial statements of Walter Energy, Inc. and its subsidiaries included in the Current Report (Form 8-K) dated November 13, 2012.

/s/ Ernst & Young LLP
Birmingham, Alabama
November 13, 2012

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm